UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

KOLASCO CORP

(Exact name of registrant as specified in its charter)

Nevada 333-180459 33-1221962 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)

3160 S Valley View Blvd, Suite 108-122 Las Vegas, Nevada, 89102-8316

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (702) 403-0743

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR240.14d-2(b))

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act  (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective August 22, 2014, Bruce Farmer succeeds Mykola Ogir as corporate President and Secretary, Oksana Oleksenko as Treasurer and has also been appointed as Chief Executive Officer (CEO).

Effective September 2, 2014, Yuriy Turchynskyy succeeds Mykola Ogir as Director. He has acquired the company control block for $20,000.

Neither Mr. Ogir's or Ms. Oleksenko's resignations were due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Bruce Farmer Bio

Mr. Farmer is a talented entrepreneur, leader, director, executive, coach and mentor with over 25 years of relevant, hands-on, corporate and management experience from numerous industries including Information Technology, High-

Tech, Manufacturing, Hospitality, Real Estate and Green Energy.  He specializes in working with early stage and rapidly growing startups, focusing on management, sales, strategic business development, lean operations, fund raising and investor relations. He has a deep understanding of executing successful corporate strategies and growing sustainable organizations.

Yuriy Turchynskyy Bio

Mr. Turchynskyy brings additional entrepreneurial and managerial experience from his background in  computer software sales and investment consulting services. Mr. Turchynskyy’s knowledge of public markets comes from many years of currency and commodities day trading.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date September 3, 2014 Kolasco Corp. By: /s/ Bruce Farmer ---------------------- Bruce Farmer, President